ALEXANDER & BALDWIN, INC.
NOTICE OF AWARD OF PERFORMANCE-BASED RESTRICTED STOCK UNITS

The Company hereby awards to Participant, as of the Award Date indicated below, an award (the “Award”) of performance-based restricted stock units under the Company’s 2022 Omnibus Incentive Plan (the “Plan”), which represents the right to receive shares of Common Stock on the applicable issuance date following the vesting of the performance-based restricted stock units. The number of performance-based restricted stock units subject to this Award and the applicable performance-vesting requirement for those units and the underlying shares of Common Stock are set forth below. The remaining terms and conditions governing the Award, including the applicable service-vesting requirements and the applicable issuance date or dates for the shares of Common Stock that vest and become issuable under the Award, shall be as set forth in the form Performance-Based Restricted Stock Unit Award Agreement attached hereto as Exhibit A.

AWARD SUMMARY

Participant:
Award Date:	February 1, 2025
Performance Stock Units:
The actual number of shares of Common Stock that may become issuable pursuant to this Award shall be determined in accordance with the performance-vesting provisions of attached Schedule I and this Award Summary and the service-vesting provisions of the attached form Performance-Based Restricted Stock Unit Award Agreement. For purposes of the applicable calculations under those vesting provisions, the number of shares of Common Stock to be utilized is _____ shares (the “Performance Stock Units”).

Vesting Schedule:
The number of shares of Common Stock which may actually vest and become issuable pursuant to the Award shall be determined pursuant to a two-step process: (i) first there shall be calculated the maximum number of shares of Common Stock in which Participant can vest as a result of the level at which each of the Performance Goals specified on attached Schedule I is in fact attained and (ii) then the number of shares calculated under clause (i) in which Participant may actually vest shall be determined on the basis of Participant’s satisfaction of the applicable Service vesting requirements set forth in the attached form Performance-Based Restricted Stock Unit Award Agreement.
Performance Vesting: Attached Schedule I specifies the two Performance Goals and the Performance Period established for this Award. For each Performance Goal, there are three designated levels of attainment set forth in Schedule I: Threshold, Target and Maximum. The Performance Stock Units designated for this Award are allotted to each Performance Goal as set forth in Schedule I.

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Within sixty (60) days after the completion of the Performance Period, the Plan Administrator shall determine and certify the actual level of attainment for each Performance Goal and shall then measure that level of attainment against the Threshold, Target and Maximum Levels set forth for that Performance Goal in attached Schedule I. The maximum number of shares in which Participant can vest based upon the actual level of attainment of each Performance Goal shall be determined by applying the corresponding percentage below for that level of attainment to the number of Performance Stock Units allotted to that particular Performance Goal (the “Allotted Performance Stock Units”) in accordance with the foregoing allocations:
Attainment below the Threshold Level: 0% of the Allotted Performance Stock Units
Attainment at the Threshold Level:    35% of the Allotted Performance Stock Units
Attainment at the Target Level:    100% of the Allotted Performance Stock Units
Attainment at Maximum Level:    200% of the Allotted Performance Stock Units
To the extent the actual level of attainment of a Performance Goal is at a point between the Threshold and Target Levels, the maximum number of Allotted Performance Stock Units in which Participant can vest shall be pro-rated between the two points on a straight line basis in accordance with the table set forth in attached Schedule I.
To the extent the actual level of attainment of a Performance Goal is at a point between the Target and Maximum Levels, the maximum number of Allotted Performance Stock Units in which Participant can vest shall be pro-rated between the two points on a straight line basis in accordance with the table set forth in attached Schedule I.
The maximum number of shares of Common Stock in which Participant can vest in the aggregate on the basis of the actual level of attainment of both Performance Goals shall be hereinafter designated the “Performance- Qualified Shares” and shall in no event exceed in the aggregate 200% of the number of Performance Stock Units set forth above.

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Service Vesting. The number of Performance-Qualified Shares in which Participant actually vests shall be determined on the basis of Participant’s satisfaction of the Service-vesting requirements set forth in Paragraph 3 of the attached form Performance-Based Restricted Stock Unit Award Agreement.

Resulting Shares. Each Performance-Qualified Share in which Participant vests in accordance with the applicable performance-vesting and service-vesting provisions of this Award shall entitle Participant to receive one share of Common Stock on the designated issuance date for that share determined in accordance with the provisions of the attached Performance-Based Restricted Stock Unit Award Agreement.

Participant understands and agrees that the Award is granted subject to and in accordance with the terms of the Plan and hereby agrees to be bound by the terms of the Plan and the terms of the Award as set forth in the form Performance-Based Restricted Stock Unit Award Agreement attached hereto as Exhibit A. Participant hereby acknowledges that Participant has received or been provided access to the official prospectus for the Plan. A copy of the Plan is available upon request made to the Human Resources Department at the Company’s principal offices at 822 Bishop Street, Honolulu, Hawaii 96813.
Coverage under Recoupment Policy. By accepting this Award, Participant hereby agrees that should Participant at this time be, or at any time hereafter become, either an executive officer of the Company subject to Section 16 of the Securities Exchange Act of 1934, as amended, or a participant in the Company’s Performance Improvement Incentive Plan, then:
(a)    Participant shall be subject to the Alexander & Baldwin, Inc. Policy Regarding Recoupment of Certain Compensation, effective as of October 2, 2023, as may be amended from time to time, the terms of which are hereby incorporated herein by reference and receipt of a copy of which Participant hereby acknowledges; and
(b)    any incentive compensation that is paid or granted to, or received by, Participant during the three-year period preceding the date on which the Company is required to prepare an accounting restatement due to material non-compliance with any applicable financial reporting requirements under the federal securities laws shall, accordingly, be subject to recovery and recoupment pursuant to the terms of such policy.
For purposes of such recoupment policy, “incentive compensation” means any cash or equity-based awards (e.g., any stock award, time-based restricted stock unit award, performance-based restricted stock unit award or stock option grant or shares of Common Stock issued thereunder) or any profit sharing payment or distribution that is based upon the achievement of financial performance metrics. An additional copy of the recoupment policy is available upon request made to the Corporate Secretary at the Company’s principal offices.

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Continuing Consent. Participant further acknowledges and agrees that, except to the extent the Plan Administrator notifies Participant in writing to the contrary, each subsequent award of performance-based restricted stock units made to Participant under the Plan shall be subject to the same terms and conditions set forth in the form Performance-Based Restricted Stock Unit Award Agreement attached hereto as Exhibit A, and Participant hereby accepts those terms and conditions for each such subsequent performance-based restricted stock unit award that may be made to Participant under the Plan and hereby agrees to be bound by those terms and conditions for any such performance-based restricted stock unit awards, without any further consent or acceptance required on Participant’s part at the time or times when those awards may be made. However, Participant may, at any time Participant holds an outstanding performance-based restricted stock unit award under the Plan, request a written copy of the form Performance-Based Restricted Stock Unit Award Agreement from the Company by contacting the Company’s Human Resources Department at the Company’s principal offices.
Employment at Will. Nothing in this Notice or in the form Performance-Based Restricted Stock Unit Award Agreement or in the Plan shall confer upon Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s Service at any time for any reason, with or without cause.
Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached form Performance-Based Restricted Stock Unit Award Agreement.
DATED:     February __, 2025

ALEXANDER & BALDWIN, INC.
By:	/s/ Derek Kanehira

Title:	SVP, Human Resources

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SCHEDULE I

PERFORMANCE GOALS AND PERFORMANCE PERIOD

PERFORMANCE PERIOD

The Performance Period shall be the three-year period beginning January 1, 2025 and ending December 31, 2027.

PERFORMANCE GOALS FOR PERFORMANCE VESTING

The Performance Goals are relative Total Shareholder Return (“Performance Goal One”) and Net Debt to Trailing Twelve Months Consolidated Adjusted EBITDA (“Performance Goal Two”). The Performance Stock Units subject to this Award are allocated 75% to Performance Goal One (the “Goal One Allocated Performance Stock Units”) and 25% to Performance Goal Two (the “Goal Two Allocated Performance Stock Units”). The Performance-Qualified Shares shall be determined based on the level of attainment of the Performance Goals as set forth below.

PERFORMANCE GOAL ONE

Performance Goal One: The level of attainment of Performance Goal One shall be determined based on the percentile level at which the Total Shareholder Return to the Company’s stockholders over the Performance Period stands in relation to the total shareholder return realized for that period by the companies comprising the Selected Peer Group (as set forth on attached Schedule II).

Payout Schedule for Determining Number of Performance-Qualified Shares Based on
Attained Levels of Performance Goal: The number of shares in which Participant may vest on the basis of the certified percentile level of Performance Goal One attainment shall be calculated by multiplying the Goal One Allocated Performance Stock Units by the applicable percentage determined in accordance with the following payout schedule.

	Performance Goal One: TSR in Relation to the Selected Peer Group	Payout (percentage of Goal One Allocated Performance Stock Units in which Participant may vest)*
Maximum	75th percentile	200%
Target	50th percentile	100%
Threshold	35th percentile	35%

*Linear interpolation between performance levels, rounded down to the nearest whole share, shall determine the payout for performance between target and maximum or performance between threshold and target.

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Total Shareholder Return: For purposes of Performance Goal One, the total shareholder return (“TSR”) shall be determined as set forth below.

Company TSR: Company TSR shall be determined pursuant to the following formula:

TSR = (Ending Stock Price* - Beginning Stock Price**) + Reinvested Dividends***
    Beginning Stock Price**

* Ending Stock Price is the average daily closing price per share of the Common Stock calculated for the last thirty-one (31) days within the Performance Period.

** Beginning Stock Price is the average daily closing price per share of the Common Stock calculated for the thirty-one (31)-day period immediately preceding the commencement date of the Performance Period.

*** Reinvested Dividends shall be calculated by multiplying (i) the aggregate number of shares (including fractional shares) of Common Stock that could have been purchased during the Performance Period had each cash dividend paid on a single share of Common Stock during that period been immediately reinvested in additional shares (or fractional shares) of Common Stock at the closing price per share of the Common Stock on the applicable dividend payment date by
(ii) the average daily closing price per share of Common Stock calculated for the last thirty-one
(31) days within the Performance Period.

Each of the foregoing amounts shall be equitably adjusted for stock splits, stock dividends, recapitalizations and other similar events affecting the shares in question without the issuer’s receipt of consideration.

In addition, the parameters governing distributions and spin-off transactions described below for Peer Group TSR shall also apply to any distribution (other than a regular cash dividend) or spin-off transaction that is effected by the Company during the Performance Period.

Selected Peer Group TSR: For each company in the Selected Peer Group, the TSR with respect to its common stock shall be calculated in the same manner as for the Common Stock. In addition, the following parameters shall be in effect:

-    a company will be included in the Selected Peer Group (as applicable) only if that company is represented in the index at the start of the Performance Period and remains publicly traded on an established exchange as an independent entity for the entire Performance Period, and the stock price performance of any company that is acquired, or otherwise ceases to exist as an independent publicly-owned entity, during the Performance Period shall not be taken into account in determining the relative TSR of the companies comprising the applicable Index;

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-    a company that is in the Selected Peer Group (as applicable) at the start of the Performance Period that is involved in bankruptcy proceedings (and is no longer publicly traded) during the Performance Period shall be included in the applicable Index with a TSR designated at -100%;

-    any distribution (other than a regular cash dividend), whether in cash, securities (other than shares of the distributing company’s common stock) or other property, made during the Performance Period by a company included in the Selected Peer Group (as applicable) for that period shall be treated in the same manner as a regular cash dividend paid by such distributing company (in an amount per share of the distributing company’s common stock deemed equal to the cash amount or the fair market value of the securities or other property distributed per share of the distributing company’s common stock) that is immediately reinvested in the distributing company’s common stock; and

-    any spin-off distribution of shares of the common stock of one or more subsidiaries or other affiliated entities that is made during the Performance Period by a company included in the Selected Peer Group (as applicable) for that period shall be treated in the same manner as a regular cash dividend paid by that distributing company (in an amount per share of the distributing company’s common stock deemed equal to the fair market value of the common stock (or fractional share thereof) of the spun-off entity distributed per share of the distributing company’s common stock) that is immediately reinvested in the distributing company’s common stock.

PERFORMANCE GOAL TWO

Performance Goal Two: The level of attainment of Performance Goal Two shall be determined based on the Company’s Net Debt to Trailing Twelve Months (“TTM”) Consolidated Adjusted EBITDA over the Performance Period in relation to the established threshold, target and maximum goals as set forth below. For this purpose, the Company’s Net Debt to TTM Consolidated Adjusted EBITDA shall be measured following the end of each quarter during the three-year Performance Period, and the ending Net Debt to TTM Consolidated Adjusted EBITDA shall be calculated as the average of the twelve (12) quarters of the Performance Period.

Payout Schedule for Determining Number of Performance-Qualified Shares Based on
Attained Levels of Performance Goal: The number of shares in which Participant may vest on the basis of the certified percentile level of Performance Goal Two attainment shall be calculated by multiplying the Goal Two Allocated Performance Stock Units by the applicable percentage determined in accordance with the following payout schedule for Performance Goal Two.

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	Performance Goal Two: Net Debt to TTM Consolidated Adjusted EBITDA	Payout (percentage of Goal Two Allocated Performance Stock Units in which Participant may vest) *
Maximum	5.0	200%
Target	5.5	100%
Threshold	6.0	35%

* Linear interpolation between performance levels, rounded down to the nearest whole share, shall determine the payout for performance between target and maximum or performance between threshold and target.

Consolidated Adjusted EBITDA; Net Debt: For purposes of Performance Goal Two, Consolidated Adjusted EBITDA and Net Debt shall be determined as set forth below.

Consolidated Adjusted EBITDA is calculated by adjusting the Company’s consolidated net income (loss) to exclude the impact of interest expense, income taxes, depreciation and amortization, as well as adjustments for items identified as non-recurring, infrequent or unusual that are not expected to recur in the Company’s core business.

Net Debt is calculated by adjusting the Company’s total debt to its notional amount (by excluding unamortized premium, discount and capitalized loan fees) and by subtracting cash and cash equivalents recorded in the Company’s consolidated balance sheets.

CHANGE IN CONTROL

Should a Change in Control occur during the Performance Period, then the attained level of each Performance Goal shall be determined in accordance with the applicable Change in Control provisions of the form Performance Stock Unit Award Agreement attached hereto as Exhibit A.

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SCHEDULE II

SELECTED PEER GROUP

The Selected Peer Group shall comprise the following companies:

Ticker	Company Name	Sector
AKR	Acadia Realty Trust	Retail
AAT	American Assets Trust, Inc.	Retail, Office, Residential
AHH	Armada Hoffler Properties, Inc.	Retail, Office, Residential
CURB	Curbline Properties Corp	Retail
IVT	InvenTrust Properties Corp	Retail
JBGS	JBG SMITH Properties	Office, Residential
OLP	One Liberty Properties, Inc.	Retail, Industrial
PECO	Phillips Edison & Company	Retail
PLYM	Plymouth Industrial REIT, Inc.	Industrial
ROIC	Retail Opportunity Investments Corp.	Retail
SAFE	Safehold Inc.	Specialty
BFS	Saul Centers, Inc.	Retail
SITC	SITE Centers Corp	Retail
UE	Urban Edge Properties	Retail
WSR	Whitestone REIT	Retail

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